Exhibit 10.13**

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENTS

This FOURTH AMENDMENT, dated as of July 28, 2004, to the separate Note Purchase Agreements, each dated as of April 30, 2001, is by and among Flow International Corporation, a Washington corporation (the “Company”), John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 4 Limited and Signature 5 L.P. (collectively, the “Noteholders”). Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreements referred to below (including as amended hereby).

R E C I T A L S:

A. The Company and the Noteholders have heretofore entered into the separate Note Purchase Agreements, each dated as of April 30, 2001, as amended by the First Amendment to Note Purchase Agreements dated as of December 14, 2001, the Second Amendment to Note Purchase Agreements (the “Second Amendment”) dated as of September 16, 2002 and the Third Amendment to Note Purchase Agreements (the “Third Amendment”) dated as of July 28, 2003 (as amended, the “Note Purchase Agreements”), under and pursuant to which there are outstanding (a) the Company’s 13% Senior Subordinated Notes, due April 30, 2008, in the original aggregate principal amount of $35,000,000 (the “Notes”) and (b) certain Warrants to purchase common stock of the Company (the “Warrants”).

B. Pursuant to the terms of the Second Amendment, the Notes currently bear interest at the rate of 15% per annum, and the Default Rate applicable to overdue payments in respect of the Notes is 17% per annum.

C. In connection with the capitalization of interest due on the Notes pursuant to the terms of the Third Amendment, the Notes are currently outstanding in the aggregate principal amount of 42,324,765.63.

D. The Company has advised the Noteholders that the lenders under the Senior Credit Agreement have agreed to extend the term of the credit facilities available thereunder to August 1, 2005 and, in connection therewith, the Company seeks to amend the Note Purchase Agreements and the Notes on the terms hereinafter set forth.

E. The Noteholders are willing to amend the Note Purchase Agreements and the Notes in the respects, but only in the respects, hereinafter set forth.

FLOW INTERNATIONAL CORPORATION	FOURTH AMENDMENT

NOW, THEREFORE, the Company and the Noteholders, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1. AMENDMENTS.

Section 1.1. Reporting. Section 7.1 of the Note Purchase Agreements shall be amended by deleting the period at the end of clause (k) thereof and inserting a semicolon and the word “and” and adding a new clause (l) to read as follows:

“(l) Application of Asset Sale Proceeds – prior to the consummation of any sale of assets, a reasonably detailed description of the amount of proceeds to be received in connection with such asset sale and the application thereof to be made by the Company, certified by a Senior Officer of the Company.”

Section 1.2. Prepayment Provisions. Section 8 of the Note Purchase Agreements shall be amended as follows:

(a) The first paragraph of Section 8.1 of the Note Purchase Agreements shall be deleted in its entirety and replaced with the following:

“Section 8.1. Required Prepayments. In addition to paying the entire outstanding principal amount and the interest due on the Notes on the maturity date thereof, the Company agrees that:

(a) on April 30, 2007, it will prepay and apply and there shall become due and payable on the principal Indebtedness evidenced by the Notes an amount equal to the lesser of (i) $17,500,000 or (ii) the principal amount of the Notes then outstanding; and

(b) on any date when the Company receives (or becomes entitled immediately to receive) any Asset Sale Net Proceeds, the Company will prepay and apply and there shall become due and payable on the principal Indebtedness evidenced by the Notes an amount equal to the balance of such Asset Sale Net Proceeds not used to permanently reduce the total commitment of the lenders under the Senior Credit Agreement; and

(c) on any date when the Company receives (or becomes entitled immediately to receive) any Stock Sale Net Proceeds, the Company will prepay and apply and there shall become due and payable on the principal Indebtedness evidenced by the Notes an amount which is not less than 20% of that portion of such Stock Sale Net Proceeds permitted pursuant to the terms of the Senior Credit Agreement to be retained by the Company.

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The entire remaining principal amount of the Notes shall become due and payable on April 30, 2008. No prepayment charge shall be payable in connection with any required prepayment made pursuant to this Section 8.1.”

(b) Section 8.2 of the Note Purchase Agreements shall be amended by deleting therefrom all references to the requirement that a prepayment charge be paid in connection with an optional prepayment of the Notes made pursuant to Section 8.2.

(c) Section 8.3 of the Note Purchase Agreements shall be amended by deleting therefrom all references to the requirement that a prepayment charge be paid in connection with a prepayment of the Notes made upon the occurrence of a Change of Control pursuant to Section 8.3.

Section 1.3. Financial Covenants. Sections 9.6 and 9.7 of the Note Purchase Agreements shall be deleted in their entirety and replaced with the following:

“Section 9.6. EBITDA. For each fiscal quarter ending as of the date indicated below (each, an “EBITDA Measurement Period”), the Company shall maintain an EBITDA of not less than the corresponding amount set forth below (each a “Minimum EBITDA Amount”):

(a) Consolidated LTM EBITDA.

For fiscal quarter ending:	Consolidated LTM EBITDA
July 31, 2004	$10,310,000
October 31, 2004	$8,840,000
January 31, 2005	$8,810,000
April 30, 2005	$9,340,000
July 31, 2005	$10,970,000
Each fiscal quarter thereafter	$10,970,000

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(b) Consolidated Quarterly EBITDA.

For fiscal quarter ending:	Consolidated Quarterly EBITDA
July 31, 2004	$2,140,000
October 31, 2004	$1,280,000
January 31, 2005	$1,470,000
April 30, 2005	$3,540,000
July 31, 2005	$3,170,000
Each fiscal quarter thereafter	$3,170,000

(c) Domestic LTM EBITDA.

For fiscal quarter ending:	Domestic LTM EBITDA
July 31, 2004	$(1,400,000)
October 31, 2004	$(1,900,000)
January 31, 2005	$(1,300,000)
April 30, 2005	$(700,000)
July 31, 2005	$390,000
Each fiscal quarter thereafter	$390,000

(d) Domestic Quarterly EBITDA.

For fiscal quarter ending:	Domestic Quarterly EBITDA
July 31, 2004	$(550,000)
October 31, 2004	$(1,800,000)
January 31, 2005	$(600,000)
April 30, 2005	$510,000
July 31, 2005	$50,000
Each fiscal quarter thereafter	$50,000

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Section 9.7. Minimum Collateral Requirements. As of each Collateral Measurement Date indicated below, the Company shall maintain domestic (U.S.) accounts receivable and inventory (excluding any accounts receivables and inventory of Flow Autoclave Systems, Inc.) whose net book value equals the amount set opposite such date:

Collateral Measurement Date	Minimum Collateral Amount
July 31, 2004	$24,800,000
October 31, 2004	$25,800,000
January 31, 2005	$25,800,000
April 30, 2005	$25,600,000
July 31, 2005	$26,150,000
Each Collateral Measurement Date thereafter	$26,150,000”

Section 1.4. Affirmative Covenants. Section 9.13 to the Note Purchase Agreements is hereby deleted in its entirety and replaced with the following:

“Section 9.13. Additional Guaranties and Collateral. (a) On or before the Fourth Amendment Effective Date, the Company shall deliver to the Noteholders a detailed written description of all guaranties, liens and security interests which have been granted to the lenders under the Senior Credit Agreement which have not been granted on a subordinated basis to the Noteholders, including copies of each security agreement, pledge agreement and other collateral agreement, together with each financing statement, public filing and other recorded instrument executed in connection therewith (all in fully executed form), and certified as true, correct and complete by a Senior Officer of the Company.

(b) Within 60 days after receipt by the Company of the proposed security agreements, pledge agreements, other collateral agreements, financing statements, public filings and other recorded instruments which are required by the Noteholders (the “Required Documentation”) in order to give effect to the agreement of the Company set forth in Section 9.11(c) hereof that the Noteholders shall be secured on a subordinated basis by the same collateral as that securing the lenders under the Senior Credit Agreement, the Company shall, and shall cause each of its Subsidiaries to, execute and deliver and submit for recordation to counsel or an agent for the Noteholders all such security agreements, pledge agreements, other collateral agreements, financing statements, public filings and other instruments for recording in all public offices necessary to give effect to said Section 9.11(c). The Noteholders or their counsel shall notify the Company in writing when all Required Documentation has been delivered to the Company and the 60-day period has begun. If the Company has not executed and delivered the Required Documentation and submitted the Required Documentation for

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recordation to counsel or an agent for the Noteholders on or before the 60th day after receipt of the same (the “Required Delivery Date”), then on the Required Delivery Date, the Company shall pay to the Noteholders a fee of $150,000. On the last day of each calendar month ending after the month in which the Required Delivery Date occurs, and continuing until the Company has delivered all Required Documentation, the Company shall pay to the Noteholders an additional fee of $25,000. Such fees (w) shall be allocated among the Noteholders pro rata based on the respective outstanding unpaid principal amount of Notes held by each Noteholder, (x) shall be capitalized on the date such fees become payable, (y) shall earn interest at the same rate of interest applicable to the Notes from time to time and (z) shall be payable in full on the maturity date of the Notes. At the request of the Noteholders, the Company shall execute and deliver additional allonges to each outstanding Note reflecting the capitalization of the foregoing fees.

(c) The Company shall deliver to the Noteholders such other evidence as they may deem necessary or appropriate evidencing that all documents executed and/or delivered and all actions taken pursuant to clauses (a) and (b) above have been duly authorized and are legally effective, binding and enforceable including, without limitation, legal opinions.”

Section 1.5. Certain Payments. Section 9.14(b) to the Note Purchase Agreements is hereby amended by deleting the reference to the date “August 2, 2004” and replacing the same with the date “August 2, 2005.”

Section 1.6. Additional Financial Covenants. Section 9.15 to the Note Purchase Agreements is hereby amended by deleting each reference to the date “August 2, 2004” and replacing the same with the date “August 1, 2005.”

Section 1.7. Certain Indebtedness. Section 10.4 to the Note Purchase Agreements is hereby amended by deleting the period at the end of clause (a)(vii) thereof and inserting a semicolon and the word “and” and adding a new clause (a)(viii) to read as follows:

“(viii) Indebtedness in respect of the following:

(1) ATAB has obtained extensions of credit from Handelsbanken (the “Handelsbanken Loans”) which may be secured by liens on and security interest in certain property in Sweden (the “Swedish Collateral”). The Noteholders acknowledge that the liens and security interests granted Handelsbanken in the Swedish Collateral as security for the Handelsbanken Loans (together with any permitted amendments, extensions or renewals thereof and any refinancings there of with Handelsbanken or other

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lenders) may be prior to any liens and security interests in the Swedish Collateral granted in favor of the Senior Lenders and the Noteholders.

The Noteholders further acknowledge that the Swedish Collateral may also secures certain pension obligations of ATAB and such security may be prior to any liens and security interest in the Swedish Collateral granted in favor of the Senior Lenders and the Noteholders.

(2) The Noteholders also acknowledge that FAC has obtained secured and unsecured extensions of credit from Chiao Tung Bank (the “Chiao Tung Loans”) and the secured Chiao Tung Loans may be secured by real property interests and other property of FAC located in Taiwan (the “Taiwan Collateral”). The Noteholders further acknowledge that any liens and security interests granted in the Taiwan Collateral as security for the Chiao Tung Loans, (together with any permitted amendments, extensions or renewals thereof, and any refinancings thereof with Chiao Tung Bank or other lenders) may be senior to any liens and security interests in the Taiwan Collateral granted in favor of the Senior Lenders and the Noteholders.

(3) The Noteholders also acknowledge and agree that FAC has obtained unsecured extensions of credit from First Commercial Bank (the “First Commercial Loans”) (together with any permitted amendments, extensions or renewals thereof, and any refinancings thereof with First Commercial Bank or other lenders).

(4) The loans, extensions of credit and refinancings described in and permitted by the previous paragraphs (1) - (3) refer only to those loans, extensions of credit and refinancings that do not exceed the maximum committed amount as in effect on the Fourth Amendment Effective Date (plus any accrued but unpaid interest), as reduced from time to time in connection with permanent reductions thereof, of the Handelsbanken Loans, the Chiao Tung Loans or the First Commercial Loans, respectively. On the Fourth Amendment Effective Date, the maximum committed amount of the Handelsbanken Loans is 50,000,000 Swedish Crowns the aggregate outstanding and committed amounts of the Chiao Tung Loans is 80,00,000 New Taiwan Dollars and the maximum committed amount of the First Commercial Loans is 80,00,000 New Taiwan Dollars.”

FLOW INTERNATIONAL CORPORATION	FOURTH AMENDMENT

Section 1.8. Certain Guaranties. Section 10.5 to the Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

“Section 10.5. Guaranties. Except for (a) the guaranties set forth on Schedule 10.5 hereto and (b) guaranties given in favor of the Noteholders pursuant to this Agreement and the Other Agreements, (c) guaranties given in favor of the Senior Lenders pursuant to the Senior Credit Agreement, and (d) unsecured guaranties by the Company or any Guarantor of the Handelsbanken Loans, the Chiao Tung Loans and the First Commercial Loans referred to in Section 10.4(a)(viii)(1)–(3), not to exceed the maximum committed amount on the Fourth Amendment Effective Date, neither the Company nor any Subsidiary shall assume, guaranty, endorse or otherwise become directly or contingently liable for, or obligated to purchase, pay or provide funds for payment of, any obligation or Indebtedness of any other person, other than by endorsement of negotiable instruments for deposit or collection or by similar transactions in the ordinary course of business.”

Section 1.9. Certain Liens. Section 10.6 to the Note Purchase Agreements is hereby amended by deleting the period at the end thereof and adding the word “and,” and by adding a new clause (c) at the end thereof to read as follows:

“(c) any liens or security interest authorized under Section 10.4(a)(viii).”

Section 1.10. Certain Amendments. (a) For the period from the Fourth Amendment Effective Date through August 1, 2005, Section 10.10 to the Note Purchase Agreements is hereby amended as follows:

(i) Clause (a)(1) is hereby amended and restated in its entirety to read as follows:

“(1) to advance the date of any required prepayment or repayment of any Senior Indebtedness to a date earlier than those contemplated in the Senior Credit Agreement as in effect on the Fourth Amendment Effective Date,”

(ii) Clause (a)(2) is hereby amended and restated in its entirety to read as follows:

“(2) (i) to increase by more than 2% per annum the interest rate applicable under the Senior Credit Agreement to any pricing tier, or the default interest rate, as such pricing tiers and interest

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rates are set forth on the Fourth Amendment Effective Date, after giving effect to the Third Amendment to the Senior Credit Agreement or (ii) to increase the interest rate payable in connection with any other Senior Indebtedness by an amount greater than 2.0% per annum over the rate payable on the Fourth Amendment Effective Date, or

(iii) Clause (b) is hereby amended and restated in its entirety to read as follows:

“(b) The Company will not, directly or indirectly, enter into any restriction or limitation on its ability to prepay or repay the Notes, other than (i) as provided in Section 11 hereof and (ii) restrictions contained in the Senior Credit Agreement as in effect on the Fourth Amendment Effective Date.”

(b) Section 10.10 of the Note Purchase Agreements is further amended by adding a new clause (d) to read as follows:

“(d) The Company will not enter into any oral or written amendment or modification to, or waiver of, the Senior Credit Agreement as in effect on the Fourth Amendment Effective Date in any way relating to the proceeds attributable to the sale of assets or any public or private offering or other sale by the Company of its common or preferred stock or warrants, options, rights or other equity interests, including, without limitation, the application of Asset Sale Net Proceeds or Stock Sale Net Proceeds.”

Section 1.11. Capital Expenditures. Section 10.12 to the Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

“Section 10.12. Capital Expenditures. The Company shall not, nor shall it allow any Subsidiary to, make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding, in the aggregate for the Company during each time period set forth below, the amount set forth opposite such time period:

Six months ending October 31, 2004	$1,650,000
Nine months ending January 31, 2005	$2,050,000
12 months ending April 30, 2005	$2,350,000
15 months ending July 31, 2005	$3,150,000”

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Section 1.12. New Product Development Expenditures. Section 10.14 to the Note Purchase Agreements is hereby amended and restated in its entirety to read as follows:

“Section 10.14. New Product Development Expenditures. The Company shall not, nor shall it allow any Subsidiary to, fund or become legally obligated to fund any new product development costs, including without limitation, research, development and engineering costs, as indicated in financial statements provided pursuant to Section 7.1, not exceeding, in the aggregate for the Company during each time period set forth below, the amount set forth opposite such time period:

Six months ending October 31, 2004	$6,625,000
Nine months ending January 31, 2005	$9,800,000
12 months ending April 30, 2005	$12,850,000
15 months ending July 31, 2005	$16,485,000”

Section 1.13. Events of Default. Section 12 of the Note Purchase Agreements is hereby amended as follows:

(a) paragraph (f) of Section 12 shall be amended in its entirety to read as follows:

“(f) any Subsidiary Guaranty, any Security Document or any other Note Document shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by a Governmental Authority of competent jurisdiction that any such agreement is invalid, void or unenforceable or the perfected security interests created pursuant to any Security Document is not legal, valid and binding, or the Company or an Subsidiary shall contest or deny in writing the validity or enforceability of any of its obligations under any Security Document or any Subsidiary Guaranty, as applicable;”

(b) paragraph (g) of Section 12 shall be amended by adding a new clause to the end thereof, following the semicolon, to read as follows:

“notwithstanding the foregoing, a default under the Handelsbanken Loans, First Commercial Loans or the Chiao Tung Loans shall not be a default under this Agreement unless the Company has failed to cure any such

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default within 30 days after receipt of written notice from Handelsbanken, First Commercial Bank or Chiao Tung Bank (as applicable) of such default;”

Section 1.14. Definitions. (a) Schedule B to the Note Purchase Agreements is hereby amended by adding thereto the following new definitions in the appropriate alphabetical order:

“ ‘Asset Sale Net Proceeds’ shall mean the gross proceeds attributable to the sale of any assets (other than the sale of assets in the ordinary course of business) owned by the Company or any Guarantor minus (i) the expenses associated with such sale including, without limitation, investment banking, legal, accounting and any other broker fees associated with the sale of such asset, (ii) the satisfaction of any encumbrances secured by a lien senior to that of the Noteholders, (iii) the satisfaction of any other contractual or legal liability required to be satisfied as a result of such sale, and (iv) a reserve for estimated taxes due associated with the sale of such asset.

‘ATAB’ means Avure Technologies AB, a limited liability company organized under the laws of Sweden, and an indirect subsidiary of the Company.

‘Chiao Tung Loans’ has the meaning given that term in Section 10.4(a)(viii).

‘Collateral Measurement Date’ means the applicable date designated as a Collateral Measurement Date in Section 9.7.

‘EBITDA Measurement Period’ has the meaning given in Section 9.6.

‘Fourth Amendment Effective Date’ means the date on which the Fourth Amendment to Note Purchase Agreements became effective.

‘Fourth Amendment to Note Purchase Agreements’ means the Fourth Amendment to Note Purchase Agreements dated as of July 28, 2004 between the Company and each of the Noteholders.

‘Handelsbanken Loans’ has the meaning given that term in Section 10.4(a)(viii).

‘LTM’ means last twelve months.

‘Minimum Collateral Amount’ means the applicable amount designated as a Minimum Collateral Amount in Section 9.7.

‘Minimum EBITDA Amount’ has the meaning given in Section 9.6.

‘Restructure Event’ **

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

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‘Senior Lenders’ means and includes the agent and the lenders from time to time under the Senior Credit Agreement.

‘Stock Sale Net Proceeds’ shall mean the gross cash proceeds attributable to any public or private offering by the Company or other sale by the Company after the Fourth Amendment Effective Date of its common or preferred stock or warrants, options, rights or other equity interests, minus all fees and expenses associated with such sale including, without limitation, investment banking, legal, accounting, printing, transfer agent and broker fees associated with such sale.”

(b) The following definitions set forth in Schedule B to the Note Purchase Agreements are hereby amended and restated in their entirety as follows:

“ ‘EBITDA’ means operating income, plus the sum of (i) depreciation expense, (ii) depletion expense, (iii) amortization expense, (iv) restructuring expenses not to exceed $1,500,000 in fiscal year 2005, (v) fees paid to legal and financial advisors associated with the Company’s refinancing efforts and negotiations with its existing creditors, (vi) one-time, non-cash charges related to write-downs of intangibles or goodwill, (vii) non-cash compensation, (viii) one-time VAT tax liability “true-up” of $290,000 (U.S.) in Flow Europe recorded in the fourth quarter of fiscal year 2004, associated with the fiscal periods prior to and including the year ended April 30, 2004, and (ix) any costs or write-downs associated with a Restructure Event, provided however, any add-backs made pursuant to this definition of ‘EBITDA’ may only be made to the extent that such add-back was deducted in the determination of operating income for the relevant period.

‘FAC’ means Flow Asia Corporation, a corporation formed under the laws of Taiwan, and a Wholly-owned Subsidiary of the Company.

‘FEG’ or ‘Flow Europe’ means Flow Europe GmbH, a corporation organized under the laws of Germany and a Wholly-owned Subsidiary of the Company.

‘Senior Credit Agreement’ means that certain Second Amended and Restated Credit Agreement dated as of July 28, 2003 among the Company and Bank of America, N.A., as Agent and Lender, U.S. Bank National Association and Keybank National Association, as amended by Amendment Number One to Second Amended and Restated Credit Agreement dated as of February 13, 2004, Amendment Number Two to Second Amended and Restated Credit Agreement dated as of May 6, 2004 and Amendment Number Three to Second Amended and Restated Credit Agreement dated as of July 29, 2004, and as the same may be further amended, modified or supplemented in accordance with the terms hereof.

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(c) The definitions of “Alternate Restructure Event” and “Restructure Agreement” as set forth in Schedule B to the Note Purchase Agreement are hereby deleted.

SECTION 2. AGREEMENTS REGARDING INTEREST.

(a) Agreement Regarding Interest Rate Increase. Pursuant to the Second Amendment, the interest rate payable in respect of the Notes was increased to 15% per annum and the Default Rate applicable to overdue payments in respect of the Notes was increased to 17% per annum, in each case, beginning July 29, 2002. Such increased interest rates shall continue until such time as (i) the Company shall have achieved a Fixed Charge Coverage of at least 1.25 to 1, a Funded Debt Ratio equal to or below 5.00 to 1 and a Senior Funded Debt Ratio equal to or below 3.50 to 1 and (ii) the Company has resumed payment in cash of all interest and principal on the Notes on the respective dates such amounts are scheduled to be paid. The Company and the Noteholders agree that such increased rates shall remain applicable, notwithstanding the amendments to Sections 9.6 and 9.7 of the Note Purchase Agreements contained herein.

(b) Agreement Regarding Interest Capitalization. (i) Pursuant to the Third Amendment, the Company and the Noteholders agreed that unless the Notes were paid in full prior to the relevant payment dates, the semi-annual interest payments due on October 31, 2003 and April 30, 2004 would be capitalized. The Notes were not paid in full prior to such dates and, accordingly, the interest due thereon was capitalized on such payment dates and the principal amount of each Note increased by an amount corresponding to the proportionate principal amount of such Note relative to the aggregate principal amount of all Notes. The Company shall execute and deliver on the effective date of this Fourth Amendment an allonge to each outstanding Note in the form of Exhibit A-1 hereto (each, an “Allonge”) reflecting the foregoing.

(ii) Subject to Section 2(c) below, unless the Notes are paid in full prior to the relevant payment dates, the Noteholders agree to capitalize the semiannual interest payments due on October 31, 2004 and April 30, 2005, provided that no Default or Event of Default shall then exist. Such capitalization of interest shall occur on the date each such interest payment is due, and the principal amount of each Note shall be increased by an amount which corresponds to the proportionate principal amount of such Note relative to the aggregate principal amount of all Notes. At the request of the Noteholders, the Company shall execute and deliver additional allonges to each outstanding Note substantially in the form of Exhibit A-1 hereto reflecting the foregoing.

(c) Deferred Restructuring Fee. In the event the scheduled interest payment due on April 30, 2005 is not paid in cash on the date due and such interest is capitalized as required by Section 2(b) of this Fourth Amendment, then the Company and the Noteholders further agree as follows:

(i) If the Company fails to make the April 30, 2005 interest payment in cash on or before June 15, 2005 (together with interest which has accrued on such capitalized amount), then the Noteholders shall on June 15, 2005 earn an additional restructuring fee in the amount of $3,000,000, to be allocated among the Noteholders pro rata based on

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the respective outstanding unpaid principal amount of Notes held by each such Noteholder. Such additional restructuring fee (1) shall be capitalized on June 15, 2005 and the principal amount of each Note shall be increased on such date by an amount equal to each Noteholder’s pro rata share of such fee, (2) shall earn interest at the same rate of interest applicable to the Notes from time to time and (3) shall be payable in full on the maturity date of the Notes. At the request of the Noteholders, the Company shall execute and deliver additional allonges to each outstanding Note substantially in the form of Exhibit A-2 hereto reflecting the capitalization of the additional restructuring fee.

(ii) If the Company does in fact make the April 30, 2005 payment in full in cash on or before June 15, 2005 (together with interest which has accrued on such capitalized amount), then the capitalization of the April 30, 2005 payment shall be reversed as of the date of such payment and no additional restructuring fee shall be paid or payable.

(d) Resumption of Current Cash Pay Interest. Upon the earlier of (i) the scheduled semi-annual interest payment due on October 31, 2005 or (ii) the occurrence of a Default or Event of Default, the Company shall pay all interest then and thereafter becoming due on the Notes in cash on the respective dates such interest is scheduled to be paid.

SECTION 3. WAIVERS AND CONSENTS.

Section 3.1. Subsidiary Restructuring and Loan Matters.

(a) Flow Manufacturing & Co. KG. In order to simplify its corporate structure and expedite on-going financial reporting processes, the Company intends to merge its German second-tier Subsidiary, Flow Europe Manufacturing & Co. KG (“Flow KG”), with and into Flow KG’s parent corporation Flow Europe GmbH (“Flow Europe”). Flow Europe is a Wholly-owned German Subsidiary of the Company and will be the only surviving entity. Each of Flow KG and Flow Europe are Guarantors under the Note Purchase Agreements. Without the written consent of the Noteholders, such merger is prohibited under Section 10.3 of the Note Purchase Agreements. Such merger is referred to in this Consent as the “German Subsidiary Merger.”

(b) Robotic Simulations, Ltd. The Company also intends to liquidate and dissolve its wholly-owned UK Subsidiary Robotic Simulations, Ltd. (“RSL”) to further simplify its corporate structure and avoid the administration of an inactive Subsidiary. RSL provided computer programming services to Company-related entities. RSL has no employees and is in the process of settling its accounts. Without the written consent of the Noteholders, such liquidation is prohibited under Section 10.3 of the Note Purchase Agreements. Such liquidation and dissolution is referred to in this Consent as the “RSL Liquidation.”

(c) Flow Asia Corporation. Flow Asia Corporation, a Taiwan corporation (“FAC”), a Wholly-owned Subsidiary of the Company and a Guarantor under the Note Purchase Agreements, has entered into a seven (7) year note for the principal amount of 145,000,000NTD (approximately US$4,100,000) with Chiao Tung Bank. Without the written consent of the

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Noteholders, FAC’s incurrence of such indebtedness is prohibited under Section 10.4 of the Note Purchase Agreements. Such loan is referred to in this Consent as the “Chiao Tung Bank Loan.” In connection with the Chiao Tung Bank Loan, FAC has granted to Chiao Tung Bank a first position lien on that portion of the building owned by FAC in Hsin Chu, Taiwan. Pursuant to Section 10.6 of the Note Purchase Agreements, FAC was prohibited from creating such lien without the Noteholders written consent. Such lien is referred to in this Consent as the “Chiao Tung Bank Lien.”

(d) Waivers and Consents Regarding Subsidiary Restructuring and Loan Matters. Each Noteholder hereby provides its consent to the German Subsidiary Merger, the RSL Liquidation, the Chiao Tung Bank Loan and the Chiao Tung Bank Lien, each as further described in clauses (a) and (b) of Section 3.1 above and as described in that certain letter from Dan Hillman, Director of Tax and Treasury of Company, to the Agent under the Senior Credit Agreement dated April 27, 2004, at true, correct and complete copy of which has been provided to the Noteholders.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

(a) To induce the Noteholders to execute and deliver this Fourth Amendment, the Company represents and warrants to the Noteholders (which representations and warranties shall survive the execution and delivery of this Fourth Amendment) that:

(i) this Fourth Amendment, the Additional Warrants referred to in Section 5.1(b) hereof and each Allonge referred to in Section 2(b) hereof have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(ii) the execution, delivery and performance by the Company of this Fourth Amendment, the Additional Warrants and each Allonge (A) does not require the consent or approval of any governmental or regulatory body or agency, and (B) will not (1) violate (x) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (y) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (z) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (2) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (B)(1)(z) of this clause (ii);

(iii) as of the date hereof and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred which is continuing;

(iv) attached hereto as Exhibit B is a true, correct and complete list of all Subsidiaries of the Company as of July 28, 2004; and

FLOW INTERNATIONAL CORPORATION	FOURTH AMENDMENT

(v) attached hereto as Exhibit C are true, correct and complete copies of (A) the First Amendment dated as of February 13, 2004 to the Second Amended and Restated Senior Credit Agreement, (B) the Second Amendment dated as of May 6, 2004 to the Second Amended and Restated Senior Credit Agreement, and (C) the Third Amendment dated as of July 28, 2004, to the Second Amended and Restated Senior Credit Agreement.

(b) Each Noteholder by execution of this Fourth Amendment represents that it is an institutional “accredited investor” (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

SECTION 5. CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDMENT.

Section 5.1. Effective Date Conditions. This Fourth Amendment shall not become effective until, and shall become effective when:

(a) executed counterparts of this Fourth Amendment, duly executed by the Company and the holders of 100% in aggregate principal amount of outstanding Notes, and acknowledged and agreed to by each Domestic Guarantor, shall have been delivered to the Noteholders;

(b) as a restructuring fee, the Company shall execute and deliver to the Noteholders additional Warrants to purchase in the aggregate 150,000 shares of common stock of the Company (the “Additional Warrants”) for an exercise price of $0.01 per share, in the form of Exhibit D attached hereto, which restructuring fee shall be fully earned when such Additional Warrants are issued;

(c) Allonges, in the form of Exhibit A-1 attached hereto, shall have been duly executed by the Company for each of the outstanding Notes and delivered to the appropriate Noteholders;

(d) the Noteholders shall have received the following, each in form and substance satisfactory to them: (i) such resolutions or other action of the Board of Directors of the Company, incumbency certificates and/or other certificates of officers of the Company as the Noteholders may reasonably require to establish the identities of and verify the due authorization and delivery, and the authority and capacity of each officer thereof authorized to act as an officer in connection with, this Fourth Amendment, the Additional Warrants and the Allonges and any other documents required to be executed in connection with this Fourth Amendment (collectively, the “Amendment Documents”); (ii) copies of any amendments to the Company’s articles of incorporation or bylaws necessary to issue the Additional Warrants and (iii) certificates of existence or good standing as the Noteholders may reasonably require to verify that the Company is duly incorporated or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business and where the failure to do so would have a Material Adverse Effect;

FLOW INTERNATIONAL CORPORATION	FOURTH AMENDMENT

(e) the Noteholders shall have received a fully executed copy of the Third Amendment dated as of July 28, 2004 to the Second Amended and Restated Senior Credit Agreement, including the warrants issued pursuant thereto, in form and substance satisfactory to them;

(f) the Noteholders shall have received a calculation of the anti-dilution effect on the number of shares into which the original Warrants issued to the Noteholders are exercisable after giving effect to the issuance of the warrants to the Senior Lenders pursuant to the Third Amendment to the Second Amended and Restated Senior Credit Agreement;

(g) the Company shall deliver to the Noteholders a detailed written description of all guaranties, liens and security interests which have been granted to the lenders under the Senior Credit Agreement which have not been granted on a subordinated basis to the Noteholders, including copies of each security agreement, pledge agreement and other collateral agreement, together with each financing statement, public filing and other recorded instrument executed in connection therewith (all in fully executed form), and certified as true, correct and complete by a Senior Officer of the Company;

(h) the representations and warranties of the Company set forth in Section 4(a) hereof shall be true and correct on and with respect to the effective date hereof and the execution and delivery by the Company of this Fourth Amendment shall constitute the certification by the Company of the same; and

(i) the fees and expenses of counsel and the financial advisors to the Noteholders relating to this Fourth Amendment to Note Purchase Agreements will be paid in full.

Upon satisfaction of all of the foregoing, this Fourth Amendment shall become effective, and the amendments to the Note Purchase Agreements provided for herein shall be deemed effective as of July 28, 2004 and waiver and consents provided for herein shall be deemed given.

Section 5.2. Post-Effective Date Conditions. The Company shall comply with the following conditions subsequent within 60 days after the Fourth Amendment Effective Date. Failure to satisfy the conditions subsequent set forth below within 60 days after the Fourth Amendment Effective Date shall be an Event of Default:

(a) within 60 days after the Fourth Amendment Effective Date, each Foreign Guarantor shall have executed and delivered a counterpart to the Consent of Guarantors attached to this Fourth Amendment;

(b) not later than August 6, 2004, the Company shall deliver to the Noteholders such other evidence as they may deem necessary or appropriate evidencing that all documents executed in connection with this Fourth Amendment have been duly authorized and are legally effective, binding and enforceable including, without limitation, legal opinions substantially in the forms delivered in connection with the Closing.

FLOW INTERNATIONAL CORPORATION	FOURTH AMENDMENT

SECTION 6. RELEASE; NO DISCHARGE.

As additional consideration for the Noteholders’ entering into this Fourth Amendment, the Company hereby fully and unconditionally releases and forever discharges the Noteholders, their agents, employers, trustees, directors, officers, attorneys, auditors, financial advisors, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (the “Released Parties”) of and from any and all claims, liabilities, demands, obligations, damages, losses, actions and causes of action whatsoever which the Company may now have or claim to have against any Noteholder or any other Released Parties, whether presently known or unknown and of any nature and extent whatsoever, including, without limitation, on account of or in any way affecting, concerning or arising out of or founded upon this Fourth Amendment or the Note Documents, including but not limited to all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to and including the date hereof, including but not limited to, the administration or enforcement of the Notes, the Note Purchase Agreements or any of the other Note Documents. The obligations of the Company under the Note Documents and this Fourth Amendment shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

(a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of this Fourth Amendment, any Note Documents Document, any document relating to or evidencing any of the Noteholders’ Liens or applicable Law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or

(b) any other act or thing or omission or delay to do any other act or thing which could operate as or be deemed to be a discharge of the Company as a matter of law, other than payment in full of all obligations evidenced by the Notes, including but not limited to all obligations under the Note Purchase Agreements, the Notes, the other Note Documents and this Fourth Amendment.

SECTION 7. ENTIRE AGREEMENT.

The Company acknowledges that there are no other agreements, representations, either oral or written, expressed or implied, not embodied in this Fourth Amendment and the other Note Documents, which, together, represent a complete integration of all prior and contemporaneous agreements and understandings of the Company and the Noteholders. No party shall be bound by any oral agreement, and no rights or liabilities, either expressed or implied, shall arise on the part of any party, or any third party, until and unless the agreement on any given issue has been reduced to a written agreement executed in accordance with the provisions of Section 18 of the Note Purchase Agreements. No commitment on the part of the Noteholders exists to modify the

FLOW INTERNATIONAL CORPORATION	FOURTH AMENDMENT

Note Documents in any respect, and the Noteholders hereby specifically confirm that they make no such commitment and specifically advise that no action should be taken by the Company based upon any understanding that any such a commitment exists or on any expectation that any such commitment will be made in the future.

SECTION 8. THE COMPANY REMAINS IN CONTROL.

The Company acknowledges that it remains in control of its business and affairs and determines the business plan for, and employment, management and operating directions and decisions for its business and affairs.

SECTION 9. MISCELLANEOUS.

This Fourth Amendment shall be construed in connection with and as part of the Note Purchase Agreements, and except as modified and expressly amended by this amendment, all terms, conditions and covenants contained in the Note Purchase Agreements, the Notes, the Warrants and the other Note Documents are hereby ratified and confirmed and shall be and remain in full force and effect. The obligations of the Company under the Note Purchase Agreements, the Notes, the Warrants and the other Note Documents shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Note Purchase Agreements, the Notes, the Warrants or the other Note Documents or applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or (b) any other act or thing or omission or delay to do any other act or thing which could operate as or be deemed to be a discharge of the Company as a matter of law, other than payment in full of all obligations under the Note Purchase Agreements and the Notes and performance under the Warrants and the other Note Documents.

Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this amendment may refer to the Note Purchase Agreements without making specific reference to this amendment, but nevertheless all such references shall be deemed to include this amendment unless the context otherwise requires.

This Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

THIS FOURTH AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF WASHINGTON, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

FLOW INTERNATIONAL CORPORATION	FOURTH AMENDMENT

IN WITNESS WHEREOF, the Company and the Noteholders have caused this Fourth Amendment to be executed, all as of the day and year first above written.

THE COMPANY:

FLOW INTERNATIONAL CORPORATION

By

Its

FLOW INTERNATIONAL CORPORATION	FOURTH AMENDMENT

THE NOTEHOLDERS:

JOHN HANCOCK LIFE INSURANCE COMPANY

By

Its

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By

Its

SIGNATURE 4 LIMITED

By John Hancock Life Insurance Company, as Portfolio Adviser

By

Its

SIGNATURE 5 L.P.

By John Hancock Life Insurance Company, as Portfolio Adviser

By

Its

CONSENT OF GUARANTORS

The terms of the foregoing Fourth Amendment to Note Purchase Agreements of Flow International Corporation are hereby agreed to as of the date first written above by the following Guarantors and the guaranties of the obligations of the Company heretofore executed and delivered by the Guarantors are hereby ratified and confirmed and remain in full force and effect.

Each Guarantor hereby fully and unconditionally releases and forever discharges the Noteholders, their agents, employers, trustees, directors, officers, attorneys, auditors, financial advisors, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (the “Released Parties”) of and from any and all claims, liabilities, demands, obligations, damages, losses, actions and causes of action whatsoever which the Company may now have or claim to have against any Noteholder or any other Released Parties, whether presently known or unknown and of any nature and extent whatsoever, including, without limitation, on account of or in any way affecting, concerning or arising out of or founded upon this Fourth Amendment or the Note Documents, including but not limited to all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to and including the Fourth Amendment Effective Date.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

AVURE TECHNOLOGIES, INC.

By:
Name:
Title:

CIS ACQUISITION CORPORATION

By:
Name:
Title:

FLOW WATERJET FLORIDA CORPORATION

By:
Name:
Title:

ATTACHMENTS

EXHIBIT A-1	–	Form of Interest Allonge

EXHIBIT A-2	–	Form of Fee Allonge

EXHIBIT B	–	List of Subsidiaries

EXHIBIT C	–	Amendments To Second Amended And Restated Credit Agreement

EXHIBIT D	–	Form of Additional Warrant

EXHIBIT A-1

(to Fourth Amendment to Note Purchase Agreements)

FORM OF INTEREST ALLONGE

EXHIBIT A-2

(to Fourth Amendment to Note Purchase Agreements)

FORM OF FEE ALLONGE

EXHIBIT B

(to Fourth Amendment to Note Purchase Agreements)

SUBSIDIARIES

Subsidiary	State or other Jurisdiction of Incorporation or Organization
Avure Technologies AB	Sweden
Avure Technologies, Incorporated	Washington
CEM-FLOW	France
Flow Access BVBA	Belgium
CIS Acquisition Corporation	Michigan
Flow Argentina (branch)	Argentina
Flow Asia Corporation	Taiwan
Flow Asia International Corporation	Mauritius
Flow Autoclave Systems, Inc. (joint venture)	Delaware
Flow Automation Systems Corporation	Ontario
Flow China	China
Flow Europe, GmbH	Germany
Foracon Europe Manufacturing GmbH & CO.KG	Germany
Flow Holdings BVBA	Belgium
Flow Holdings SAGL Limited Liability Company	Switzerland
Flow Holdings International FPS AB	Sweden
Flow Iberia, S.R.L.	Spain
Flow Italia, S.R.L.	Italy
Flow Japan Corporation	Japan
Flow Korea	Korea
Flow Latino Americana Com.Ltda.	Brazil, South America
Flow Surface Prep/Europe, SAGL	Switzerland
Flow U.K., Ltd.	England
Flow Waterjet Florida Corporation	Florida
Robotic Simulations Limited	United Kingdom
Flow Washington Corporation	Washington
Flow PCI, Inc.	Washington

EXHIBIT C

(to Fourth Amendment to Note Purchase Agreements)

AMENDMENTS TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT D

(to Fourth Amendment to Note Purchase Agreements)

FORM OF ADDITIONAL WARRANT